Exhibit 10.1

Execution Version

ECP Environmental Growth Opportunities Corp.

40 Beechwood Road Summit,

New Jersey 07901

January 20, 2022

Goldman Sachs Asset Management

200 West Street, 3rd Floor

New York, NY 10282

Attention: Kyri Loupis

Re: Forward Purchase Agreement – Side Letter

Reference is made to that certain Forward Purchase Agreement, dated as of January 24, 2021, by and among ECP Environmental Growth Opportunities Corp., a Delaware corporation (the “Company”), ENNV Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and Goldman Sachs Asset Management, L.P., in its capacity as investment adviser on behalf of its clients (the “Purchaser” and, together with the Company and the Sponsor, each a “Party” and, collectively, the “Parties”), as amended by that certain First Amendment to Forward Purchase Agreement, dated as of January 31, 2021, and that certain Letter Agreement, dated as of July 18, 2021 (as so amended, the “Forward Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Forward Purchase Agreement.

In accordance with Section 4(c)(iv) of the Forward Purchase Agreement, the Purchaser has provided irrevocable written consent to the Company confirming its commitment to purchase twenty-five million dollars ($25,000,000) of Forward Purchase Units in connection with the closing of the FR Business Combination (the “Closing”).

This letter (this “Letter Agreement”) supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof solely with respect to the FR Business Combination, and for the avoidance of doubt, does not apply to any other Business Combination that the Company may pursue should it not consummate the FR Business Combination.

1. Terms of Agreement. Notwithstanding anything to the contrary contained in the Forward Purchase Agreement, if the Purchaser acquires any shares of Class A Common Stock (i) on or after the date of this Agreement but prior to 4:00 p.m. New York City time on January 25, 2022 (the “Cutoff Time”) and does not exercise any right to redeem such shares in connection with the Company’s redemption of Class A Common Stock in accordance with the Company’s organizational documents in connection with the Closing (the “Redemption”) (and, if necessary to revoke any prior redemption elections made with respect to such shares, does so effectuate such revocation) or (ii) on or after the Cutoff Time but prior to February 1, 2022 and delivers evidence reasonably satisfactory to the Company that (a) the stockholder from whom such shares were acquired had, prior to such acquisition, validly elected to redeem such shares in connection with the Redemption and (b) such stockholder or the Purchaser, as applicable, has, prior to Closing, validly revoked such election to redeem such shares in connection with the Redemption (such shares of Class A Common Stock described in clauses (i) and (ii), the “Eligible Shares”), and, in each case, does not Transfer (as defined below) such Eligible Shares prior to the date of the Closing (the “Closing Date”), then such Eligible Shares shall be “Non-Redeemed Shares,” and the number of Forward Purchase Units the Purchaser is obligated to purchase under the Forward Purchase Agreement will be reduced by the number of Non-Redeemed Shares; provided, that, the Purchaser must deliver to the Company a certificate in the form attached hereto as Exhibit A by 12:00 p.m. New York City time on February 1, 2022, and shall further, upon the Company’s request, promptly provide such additional documents reasonably requested by the Company relating to the Eligible Shares; and provided, further, that, notwithstanding any such reduction in the number of Forward Purchase Units that the Purchaser is obligated to purchase under the Forward Purchase Agreement, upon consummation of the sale of such Forward Purchase Units, the Company shall issue to the Purchaser a number of redeemable warrants, each of which is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, which warrants shall have the same terms as the Private Placement Warrants (the “Additional Warrants”), such that the Purchaser shall receive 625,000 Forward Purchase Warrants and Additional Warrants in the aggregate. “Transfer” means any (i) sale, offer to sell, contract or agreement to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to any relevant securities, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any relevant securities, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2. Material Non-Public Information. Each of the Company and the Sponsor hereby represents and warrants to the Purchaser that it has not provided any information to the Purchaser that could reasonably be expected to constitute material non-public information with respect to the Company or Fast Radius.

3. References. All references in the Forward Purchase Agreement to the “Agreement” shall be deemed to refer to the Forward Purchase Agreement, as amended and modified by this Letter Agreement.

4. Entire Agreement. This Letter Agreement, together with the Forward Purchase Agreement and any documents, instruments and writing that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

5. No Other Amendments. This Letter Agreement shall not constitute an amendment or waiver of any provisions of the Forward Purchase Agreement not expressly referred to herein. Except as expressly amended hereby, the Forward Purchase Agreement is and shall remain in full force and effect in accordance with the terms thereof.

6. Miscellaneous.

(a) Governing Law. This Letter Agreement and the rights and obligations of the Parties shall be construed in accordance with and governed by the laws of Delaware applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

(b) Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Letter Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Letter Agreement except in state courts of Delaware and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Letter Agreement or the subject matter hereof may not be enforced in or by such court.

(c) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Letter Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Letter Agreement shall nevertheless remain in full force and effect.

(d) Execution. This Letter Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(e) Termination. In the event that certain Agreement and Plan of Merger, dated as of July 18, 2021, as amended on December 26, 2021, by and among the Company, Fast Radius and ENNV Merger Sub, Inc., a Delaware corporation, is terminated prior to the closing of the FR Business Combination, this Letter Agreement shall automatically terminate and be of no further force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Letter Agreement to be effective as of the date first set forth above.

GOLDMAN SACHS ASSET MANAGEMENT, L.P., in its capacity as investment adviser on behalf of its clients, including the Permitted Fund Assignees

By:	/s/ Ganesh Jois
Name: Ganesh Jois
Title: Managing Director

Address for Notices: 200 West Street
New York, NY 10282
E-mail: Ganesh.Jois@gs.com

[Signature Page to Letter Agreement]

ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: President and Chief Executive Officer

ENNV HOLDINGS, LLC

By:	/s/ Tyler Reeder
Name: Tyler Reeder
Title: President and Chief Executive Officer

[Signature Page to Letter Agreement]

EXHIBIT A

PURCHASER CERTIFICATE

Reference is made to that certain Forward Purchase Agreement, dated as of January 24, 2021, by and among ECP Environmental Growth Opportunities Corp., a Delaware corporation (the “Company”), ENNV Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and Goldman Sachs Asset Management, L.P., in its capacity as investment adviser on behalf of its clients (the “Purchaser” and, together with the Company and the Sponsor, each a “Party” and, collectively, the “Parties”), as amended by that certain First Amendment to Forward Purchase Agreement, dated as of January 31, 2021, that certain Letter Agreement, dated as of July 18, 2021 and that certain Letter Agreement, dated as of January 20, 2022 (as so amended, the “Forward Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Forward Purchase Agreement.

Pursuant to Section 1 of that certain Letter Agreement, dated as of January 20, 2022 (the “Letter Agreement”), the Purchaser hereby certifies as follows:

(i) The Purchaser wishes to decrease the number of Forward Purchase Units that it is obligated to purchase under the Forward Purchase Agreement by ____________ Forward Purchase Units, which amount equals the number of Non-Redeemed Shares that the Purchaser beneficially owns as of the date hereof.

(ii) The Purchaser hereby represents, warrants and agrees that the Non-Redeemed Shares referenced in clause (i) will qualify as Non-Redeemed Shares as of the Closing Date. In connection therewith, the Purchaser agrees and acknowledges that in order to qualify as Non-Redeemed Shares, such shares of Class A Common Stock were acquired (i) on or after the date of the Letter Agreement but prior to the Cutoff Time and the Purchaser did not exercise any right to redeem such shares in connection with the Redemption (and, if necessary to revoke any prior redemption elections made with respect to such shares, has so effectuated such revocation) or (ii) on or after the Cutoff Time but prior to February 1, 2022 and the Purchaser has delivered evidence reasonably satisfactory to the Company that (a) the stockholder from whom such shares were acquired had, prior to such acquisition, validly elected to redeem such shares in connection with the Redemption and (b) such stockholder or the Purchaser, as applicable, has validly revoked such election to redeem such shares in connection with the Redemption, and, in the case of clause (i) and (ii), has not Transferred, and will not Transfer prior to the Closing, such Eligible Shares.

[Signature page follows]

GOLDMAN SACHS ASSET MANAGEMENT, L.P.,
in its capacity as investment adviser on behalf of its clients, including the Permitted Fund Assignees

By:
Name: Ganesh Jois
Title: Managing Director

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